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                                EXHIBIT 10(d)(v)

                                       TO

                                   FORM 10-K


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                                OPTION AGREEMENT



                 THIS OPTION AGREEMENT ("Agreement") made as of the ____ day of _________, 199_, between HEALTH IMAGES, INC., a Delaware corporation (the "Company"), and ___________________________, a Director of the Company (the "Optionee").


                              W I T N E S S E T H:


                 WHEREAS, the Company maintains the 1995 Formula Stock Option Plan (the "Plan");

                 WHEREAS, the Plan provides for the automatic grant to eligible directors of an option annually to purchase 2,000 shares of the Common Stock, $0.01 par value, of the Company;

                 WHEREAS, the Optionee is eligible annually for an option grant pursuant to the terms of the Plan and effective as of the date specified in the Plan (the "Grant Date");

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                       1.

                 a. The Company hereby grants and Optionee hereby accepts an option ("Option") to purchase 2,000 shares of Common Stock (the "Shares") of the Company at a purchase price per share of $_____, payable in cash upon exercise of the Option, such Option being exercisable for a period of ten years from the Grant Date (or for a shorter period determined pursuant to Section 3(a)), provided, however, that such Option shall vest pursuant to Section 1(b) before Optionee has the right to exercise such Option.

                 b.       The Option to purchase Shares shall vest at a rate of
         55.55 Shares per calendar month over a 36-month period, commencing as of the Grant Date. In the event of a merger, acquisition, reorganization or change in control of the Company, the Option shall immediately vest.

                                       2.

                 Optionee hereby covenants, represents and warrants to the Company as follows and acknowledges that each such covenant, representation and warranty is material to and relied upon by the Company in connection with its grant of Option and issuance of Shares to Optionee:

                 a. Optionee is acquiring the Option and shares solely for his or her own account for investment purposes and not with a view to resale or distribution of all or any part thereof.
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                 b.       Optionee acknowledges that the Option granted hereby
         and underlying Shares are to be granted or issued and sold to him or her without registration and in reliance upon certain exemptions under the Federal Securities Act of 1933, as amended, and in reliance upon certain exemptions from registration requirements under applicable securities acts.

                 c. Optionee will make no pledge, transfer or assignment of any of the Option or Shares unless in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws. Optionee consents and agrees that a legend to such effect may be affixed to the certificate or certificates representing the Shares issued to him or her.

                 d. Optionee is aware that no federal or state agency has made any recommendation or endorsement of the Option or Shares or any finding or determination as to the fairness of the investment in such Option or Shares.

                 e. Optionee has full legal power and authority to execute and deliver, and to perform his or her obligations under this Agreement and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which the undersigned is bound.

                 f. Optionee is a non-employee director of the Company and in such capacity is fully knowledgeable about the Company and its business and has fully investigated and reviewed the Company and its business prior to execution of this Agreement.

                 g. Optionee has been advised by his or her own independent personal tax advisors of the tax consequences of the grant and exercise of Option hereunder.

                                       3.

                 In the event Optionee ceases to be a director of the Company prior to the full vesting of the Option (____________, 19__), the non-vested portion of the Option will immediately expire. Any unexercised but vested Option shall automatically terminate and expire ten (10) years from the date of this Option.

                                       4.

                 a. The Option granted hereunder is not transferable by Optionee, and during Optionee's lifetime shall be exercisable only by Optionee. The Option shall confer no rights on the holder thereof to act as a stockholder with respect to any of the Shares until payment of the purchase price and delivery of share certificate(s) have been made.

                 b.       The Company reserves the right to request





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         additional documentation from Optionee in connection with the issuance of Shares in compliance with the applicable securities laws.

                 c. A legend shall be placed on the back of the certificate evidencing Shares issued pursuant hereto to the effect that such shares are subject to this Agreement and may not be sold, transferred, pledged or assigned except in accordance with the terms of this Agreement.

                                       5.

                 In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split or similar event affecting the Company's Common Stock, the Company shall make an appropriate adjustment in number of Shares for which the Option has been granted in accordance with the terms hereof.

                                       6.

                 This Agreement constitutes the sole agreement setting forth the terms of the Option, supersedes any other agreement, certificate or understanding relating to the grant of such Option and no separate certificate evidencing such Option shall be issued.

                                       7.

                 This option grant is being made pursuant to that certain Non-Qualified Stock Option Plan attached hereto as Exhibit A and is contingent upon the approval of that plan and this grant by the Company's Shareholders at the 1996 Annual Meeting.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        OPTIONEE:

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                                        HEALTH IMAGES, INC.


                                        By:
                                           ------------------------
                                        Name:
                                             ----------------------
                                        Title:
                                              ---------------------




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